    Exhibit 99.1

Media Contact:	Analyst Contacts:
Eric Boomhower	Bryant Potter	Iris Griffin
(800) 562-9308	(803) 217-6916	(803) 217-6642

SCANA Reports Financial Results for Third Quarter of 2017

Cayce, S.C., October 26, 2017... SCANA Corporation (NYSE: SCG) today announced earnings for the third quarter of 2017 of $34 million, or earnings per share of 24 cents, compared to $189 million, or earnings per share of $1.32, for the third quarter of 2016. For the first nine months of 2017, SCANA reported earnings of $326 million, or earnings per share of $2.28, compared to $471 million, or earnings per share of $3.29, for the same period in 2016. These decreases are primarily attributable to an impairment loss of $210 million ($132 million, net of taxes), or earnings per share of 92 cents, associated with the abandoned new nuclear project.

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings for the third quarter of 2017 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $42 million, or earnings per share of 29 cents, compared to $204 million, or earnings per share of $1.43, in the same quarter of 2016. This decrease is primarily attributable to an impairment loss of $210 million ($132 million, net of taxes), or earnings per share of 92 cents, associated with the abandoned new nuclear project. Gas revenues, partially offset by gas for resale expense, and other income contributed to earnings for the quarter, while higher depreciation and interest expense lowered earnings for the quarter. Abnormal weather increased earnings by 8 cents per share in the third quarter of 2017, compared to abnormal weather contributing 27 cents per share in the third quarter of 2016. As of September 30, 2017, SCE&G was serving approximately 717,000 electric customers and 362,000 natural gas customers, up 1.3 and 2.9 percent, respectively, over 2016.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal third quarter 2017 loss of $2 million, or 1 cent per share, compared to a seasonal loss of $6 million or 5 cents per share, in the same quarter of 2016. This increase is primarily attributable to higher gas revenues from customer growth and a 2016 rate increase, as well as lower operations and maintenance expenses. At September 30, 2017, PSNC Energy was serving approximately 550,000 customers, an increase of 2.6 percent over the previous year.

SCANA Energy Marketing

SCANA Energy Marketing, which markets natural gas in deregulated energy markets, including Georgia where the Company does business as SCANA Energy, reported third quarter 2017 earnings of $1 million, or 1 cent per share, compared to a loss of $1 million, or 1 cents per share, in the third quarter of

2016. This increase in earnings is primarily due to lower bad debt expense and lower operations and maintenance expense.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include the holding company, reported losses of $7 million, or 5 cents per share in the third quarter of 2017, consistent with the third quarter of 2016.

EARNINGS OUTLOOK

Due to the significance of weather to SCE&G’s earnings and its unpredictability, the Company is not able to provide 2017 GAAP earnings guidance.

For 2017, the Company reaffirms its guidance for 2017 GAAP-Adjusted Weather-Normalized earnings per share of $4.15 to $4.35, with an internal target of $4.25 per share. This measure excludes the impact of abnormal weather and the impairment loss associated with the abandoned new nuclear project.

At this time, the Company is unable to provide long-term guidance due to the pending treatment of the abandoned new nuclear project. Long-term guidance will be updated, if needed, and communicated once the abandonment recovery has been addressed.

The Company's management believes that this non-GAAP earnings measure provides a meaningful representation of the Company's fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management's opinion, this non-GAAP measure serves as a useful indicator of the financial results of the Company's primary businesses and as a basis for management's provision of earnings guidance. In addition, management uses this non-GAAP measure in part in making budgetary and operational decisions, including determining eligibility for certain incentive compensation payments. This non-GAAP measure is not intended to replace the GAAP measure of earnings per share, but is offered as a supplement to that GAAP measure.

Factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 3:00 p.m. ET on Thursday, October 26, 2017. The call-in numbers for the conference call are 1-888-347-3258 (US), 1-855-669-9657 (Canada) and 1-412-902-4279 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available through November 9, 2017. The telephone replay numbers are 1-877-344-7529 (US), 1-855-669-9658 (Canada), and 1-412-317-0088 (International). The event code for the telephone replay is 10112384.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company’s website at www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will also be available on the website through November 9, 2017.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 717,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated capital and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) uncertainties relating to the bankruptcy filing by WEC and WECTEC, including the effect of the anticipated rejection of the EPC Contract and the determination to cease construction of the New Units; (2) the ability of SCANA and its subsidiaries (the Company) to recover through rates the costs expended on the New Units, and a reasonable return on those costs, under the abandonment provisions of the Base Load Review Act (BLRA) or through a general rate case or other regulatory means; (3) changes in tax laws and realization of tax benefits and credits, and the ability or inability to realize credits and deductions, particularly in light of the abandonment of construction of the New Units; (4) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations including any imposition of fees or taxes on carbon emitting generating facilities, the BLRA, and any actions affecting the abandonment of the New Units; (6) current and future litigation, including particularly litigation or government investigations involving the construction or abandonment of the New Units; (7) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity; (8) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (9) the results of efforts to ensure the physical and cyber security of key assets and processes; (10) changes in the economy, especially in areas served by subsidiaries of SCANA; (11) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (12) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (13) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (14) growth opportunities for SCANA’s regulated and other subsidiaries; (15) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries are located and in areas served by SCANA’s subsidiaries; (16) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (17) payment and performance by counterparties and customers as contracted and when due; (18) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for electric generation and transmission; (19) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (20) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (21) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses; (22) labor disputes; (23) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (24) inflation or deflation; (25) changes in interest rates; (26) compliance with regulations; (27) natural disasters, man-made mishaps and acts of terrorism that directly affect our operations or the regulations governing them; and (28) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company’s most recent periodic report filed with the Securities and Exchange Commission.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating Revenues:
Electric	$786	$817	$2,042	$2,035
Gas-Regulated	123	111	584	538
Gas-Nonregulated	167	165	623	598
Total Operating Revenues	1,076	1,093	3,249	3,171

Operating Expenses:
Fuel Used in Electric Generation	167	176	464	443
Purchased Power	22	21	54	50
Gas Purchased for Resale	211	202	808	752
Other Operation and Maintenance	183	187	543	558
Impairment loss (1)	210	-	210	-
Depreciation and Amortization	96	93	285	276
Other Taxes	67	66	200	192
Total Operating Expenses	956	745	2,564	2,271
Operating Income	120	348	685	900

Other Income (Expense)
Other Income	28	15	61	46
Other Expense	(7)	(7)	(25)	(31)
Interest Charges, Net	(95)	(88)	(270)	(255)
Allowance for Equity Funds Used During Construction	-	7	17	22
Total Other Income (Expense)	(74)	(73)	(217)	(218)

Income Before Income Tax Expense	46	275	468	682
Income Tax Expense	12	86	142	211

Net Income	$34	$189	$326	$471

Earnings Per Share of Common Stock	$0.24	$1.32	$2.28	$3.29
Weighted Average Shares Outstanding (Millions):	142.9	142.9	142.9	142.9
Dividends Declared Per Share of Common Stock	$0.6125	$0.5750	$1.8375	$1.7250

Note (1): Under the current regulatory construct in South Carolina, pursuant to the BLRA or otherwise, the ability of SCE&G to recover costs incurred in connection with the New Units, and a reasonable return on them, will be subject to review and approval by the SCPSC. In light of the contentious nature of ongoing reviews by legislative committees and others, and given the specific challenge being considered by the SCPSC that could result in the suspension of rates being currently collected under the BLRA, as well as the return of such amounts previously collected, there is significant uncertainty as to SCE&G’s ultimate ability to fully recover its costs of the New Units and a return on them from its rate payers. Based on these considerations, the Company and Consolidated SCE&G have determined that a disallowance of part of the cost of the abandoned plant is both probable and reasonably estimable under applicable accounting guidance. A pre-tax impairment charge of approximately $210 million ($132 million, net of taxes), has been recorded as of September 30, 2017. This estimate represents the costs expended on the project, exclusive of transmission costs, which have not yet been considered by the SCPSC in a revised rates proceeding under the BLRA and therefore not yet been determined to have been prudently incurred under those provisions, offset by the Toshiba Settlement proceeds, net of estimated amounts which may be utilized for the satisfaction of project liens.

Earnings per Share by Company:
(Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
SC Electric & Gas (1)	$0.29	$1.43	$1.96	$3.03
PSNC Energy	(0.01)	(0.05)	0.30	0.20
SCANA Energy	0.01	(0.01)	0.12	0.16
Corporate and Other	(0.05)	(0.05)	(0.10)	(0.10)
Earnings per Share	$0.24	$1.32	$2.28	$3.29

Variances in Earnings per Share:
(Unaudited)
	Quarter Ended	Nine Months Ended
	September 30,	September 30,
2016 Earnings per Share	$1.32	$3.29

Variances:
Electric Revenue (2)	(0.14)	0.03
Fuel/Purchased Power	0.04	(0.12)
Natural Gas Revenue	0.06	0.35
Gas for Resale	(0.04)	(0.27)
Operations & Maintenance Expense	0.02	0.07
Interest Expense (Net of AFUDC)	(0.06)	(0.10)
Depreciation	(0.01)	(0.04)
Property Taxes	(0.01)	(0.04)
Other Income	0.05	0.10
Effective Tax Rate Change	(0.07)	(0.07)
Impairment Loss (1)	(0.92)	(0.92)
Variances in Earnings per Share	(1.08)	(1.01)

2017 Earnings per Share	$0.24	$2.28

Note (2): Abnormal weather increased electric earnings by 8 cents per share in the third quarter of 2017, compared to abnormal weather contributing 27 cents per share in the third quarter of 2016, for a quarter over quarter decrease of 19 cents per share. Year-to-date September 30, 2017, abnormal weather decreased electric earnings by 12 cents per share, compared to abnormal weather contributing 27 cents per share for the same period of 2016, for a year over year decrease of 39 cents per share.